UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2022, the Human Resources and Compensation Committee (the “Committee”) of MGP Ingredients, Inc. (the “Company”) adopted two new forms of restricted stock unit award agreements under the Company’s 2014 Equity Incentive Plan, as amended to date (the “Plan”). Among other things, the new forms of award agreements have the following changes from the current form of award agreement:

•Definition of Retirement. The term “Retirement” was modified to refer to a named executive officer’s separation from service with the Company or an affiliate on or after the named executive officer attains the age of 60 and completes five years of service with the Company or an affiliate. Prior to the amendment, the definition of “Retirement” required attaining the age of 65 and did not have a minimum service requirement.

•Vesting Following a Change in Control. The prior form of award agreement provided for the acceleration of all unvested awards upon a Change in Control (as defined in the Plan). The amendment adds a “dual trigger” such that awards of restricted stock units will not vest following a Change in Control unless within 18 months following the Change in Control, either (i) the named executive officer is terminated without “Cause” or (ii) the named executive officer resigns for “Good Reason”. The definitions of “Cause” and “Good Reason” will be the same as the definitions provided in any employment agreement or severance agreement with the named executive officer, or in the absence of an applicable agreement, the Company’s Executive Severance Plan.

•Vesting Provisions. One of the new forms of award agreement retains the three-year cliff vesting provision in the current form of award agreement and the other form has pro rata vesting over a three-year period, with one-third of each award vesting each year. The Committee intends to continue using three-year cliff vesting for grants made to the Company’s named executive officers in 2023 related to the Company’s performance in 2022 and then switch to pro rata vesting for awards made in 2024 and thereafter. However, the Committee has the discretion to use either form of award agreement for future grants.

The amended definition of “Retirement” will also be applied to the outstanding grants of restricted stock units made to executive officers with outstanding grants of restricted stock units that would be impacted by the new definition of “Retirement”. Mr. Steve Glaser is the only named executive officer whose outstanding grants will be so affected.

The descriptions of the new forms of award agreements for restricted stock units and the form of amendment to the outstanding award agreements for restricted stock units are subject to and qualified in their entirety by reference to the full text of the new forms of award agreement and the form of amendment, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Form of new Agreement as to Award of Stock Units Granted Under the 2014 Equity Incentive Plan (Cliff Vesting)
10.2	Form of new Agreement as to Award of Stock Units Granted Under the 2014 Equity Incentive Plan (Three-year Pro Rata Vesting)
10.3	Form of Amendment to Restricted Stock Unit Award Agreement(s) (amending definition of Retirement)
104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: December 20, 2022	By:	/s/ Brandon Gall
Brandon Gall, Chief Financial Officer